UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 27, 2008

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue

Chicago, Illinois  60601

(Address of principal executive offices)

(Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Management Incentive Plan (the “MIP”) of Smurfit-Stone Container Corporation (the “Company”) was adopted by the Company’s Board of Directors and approved by its shareholders in 1996.  A copy of the MIP was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995.  Each year, the Compensation Committee of the Board of Directors (the “Committee”) establishes the performance objectives applicable to each participant that will be used to determine the award (expressed as a target percentage of the participant’s annual base salary), if any, payable under the MIP for the relevant plan year.  Each annual performance objective is assigned a percentage of the target award, so that achievement of the target amount of all performance objectives would entitle an executive officer to receive an award equal to his or her target level.

On February 27, 2008, the Committee determined MIP bonus awards for fiscal 2007 and established MIP performance objectives for fiscal 2008, as discussed in this Current Report on Form 8-K.

MIP Awards for 2007

Based on the percentage achievement of MIP performance objectives for fiscal 2007, the Committee determined the amount of MIP bonus awards to be paid to the Company’s named executive officers for the year ended December 31, 2007, as follows:

Named Executive Officer	Target	Value of Award

Patrick J. Moore, Chairman and Chief Executive Officer	100%	$875,000 (84.5 % of salary)

Steven J. Klinger, President and Chief Operating Officer	100%	$635,000 (84.7% of salary)

Charles A. Hinrichs, Senior Vice President and Chief Financial Officer	60%	$171,622 (41.9% of salary)

Mack C. Jackson, Senior Vice President and General Manager — Containerboard Mill and Forest Resources Division	60%	$208,300 (51.4% of salary)

Craig A. Hunt Senior Vice President, Secretary and General Counsel	50%	$162,240 (41.6% of salary)

The MIP performance objectives for fiscal 2007 were based on a number of responsibility-specific business area goals for each named executive officer. Goals for Messrs. Moore, Klinger and Hinrichs were based on meeting or exceeding the 2007 budgeted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and the accomplishment of specific strategic cost reduction and profit initiatives (65%). The remaining 35% of the target for Messrs. Moore, Klinger and Hinrichs was based on the discretion of the Compensation Committee and was dependent on overall Company performance, not tied to specific criteria. MIP goals for 2007 for Mr. Jackson were based on meeting or exceeding the 2007 budgeted EBITDA (30%), accomplishment of corporate (30%) and division (30%) strategic cost reduction and profit initiatives, and achievement of division safety goals (10%). MIP goals for 2007 for Mr. Hunt were based on meeting or exceeding the 2007 budgeted EBITDA (45%), accomplishment of specific strategic initiatives (45%), and the achievement of individual objectives tied to his area of responsibility (10%).

MIP Performance Objectives for 2008

The Committee established fiscal 2008 performance objectives for the Company’s named executive officers consistent with the parameters established by the MIP and based on target awards (expressed as a percentage of the participant’s annual base salary), as follows:

Named Executive Officer	Target

Patrick J. Moore, Chairman and Chief Executive Officer	100%

Steven J. Klinger, President and Chief Operating Officer	100%

Charles A. Hinrichs, Senior Vice President and Chief Financial Officer	60%

Mack C. Jackson, Senior Vice President and General Manager — Containerboard Mill and Forest Resources Division	60%

Craig A. Hunt Senior Vice President, Secretary and General Counsel	60%

The MIP performance objectives for fiscal 2008 for Messrs. Moore, Klinger and Hinrichs are based on meeting or exceeding the 2008 budgeted EBITDA and the accomplishment of specific strategic cost reduction and profit initiatives (65%).  Thirty-five percent (35%) of the potential award will be payable at the discretion of the Compensation Committee of the Company’s Board of Directors based on overall Company performance, not tied to specific criteria.  MIP goals for 2008 for Mr. Jackson are based on meeting or exceeding the 2008 budgeted EBITDA (30%), accomplishment of specific corporate (30%) and division (30%) strategic cost reduction and profit initiatives, and achievement of division safety goals (10%).  MIP goals for 2008 for Mr. Hunt are based on meeting or exceeding the 2008 budgeted EBITDA (50%) and the accomplishment of specific corporate strategic cost reduction and profit initiatives (50%).

Actual MIP bonus awards payable for fiscal 2008, if any, will vary depending on the extent to which actual performance meets, exceeds, or falls short of the performance objectives established for each named executive officer and, for Messrs. Moore, Klinger and Hinrichs, depending on the extent to which they meet other discretionary measures.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2008, the Board of Directors of the Company approved an amendment to Section 3.01 of the Company’s Second Amended and Restated Bylaws to provide for the election of directors by a majority of votes cast.  The amendment was effective as of February 28, 2008.  A copy of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

                                                (d)                                 Exhibits.

Exhibit No.	Description
3.1	Amended Section 3.01 of the Second Amended and Restated Bylaws of Smurfit-Stone Container Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 4, 2008

SMURFIT-STONE CONTAINER CORPORATION

By:	/s/ Craig A. Hunt
Name:	Craig A. Hunt
Title:	Senior Vice President, Secretary, and General Counsel

Exhibit Index

Exhibit No.	Description
3.1	Amended Section 3.01 of the Second Amended and Restated Bylaws of Smurfit-Stone Container Corporation.